UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 29, 2004

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable.

(b) Eric Erdman’s employment as Interim Chief Executive Officer of Genesis Microchip, Inc. (the “Company”) terminated pursuant to the terms of his employment agreement with the Company, effective as of November 29, 2004.

(c) Appointment of Chief Executive Officer:

(1) Not applicable.

(2) In connection with the commencement of his employment as Chief Executive Officer of the Company, Elias Antoun entered into a Change of Control Severance Agreement with the Company, dated as of November 30, 2004 (the “Severance Agreement”). The following summary of the material terms of the Severance Agreement is qualified in its entirety by reference to such Severance Agreement which is filed as Exhibit 99.1 hereto.

The Severance Agreement provides that, should Mr. Antoun’s employment with the Company be involuntarily terminated within twelve (12) months following a Change of Control (as defined in the Severance Agreement), Mr. Antoun will be entitled to certain severance benefits, including, but not limited to: (i) a lump sum payment equal to twelve (12) months base salary as in effect on the Termination Date (as defined in the Severance Agreement); (ii) a pro-rated lump-sum “full-target” bonus payment based on certain prerequisites set forth in the Severance Agreement; (iii) accelerated vesting for fifty percent (50%) of Mr. Antoun’s unvested stock options and unvested stock as determined on the Termination Date; (iv) the right to exercise all vested stock options granted by the Company prior to the Change of Control for a period of up to two (2) years following the Termination Date; and (v) Company-paid health coverage for up to twelve (12) months following the Termination Date. Should Mr. Antoun’s employment with the Company be involuntarily terminated during the period that is after twelve (12) months but before twenty-four (24) months following a Change of Control, Mr. Antoun will be entitled to certain severance benefits, including, but not limited to: (i) a lump-sum payment representing Mr. Antoun’s base monthly salary multiplied by the number of months remaining in the second year following a Change of Control; (ii) a pro-rated lump-sum “full-target” bonus payment based on certain prerequisites set forth in the Severance Agreement; (iii) accelerated vesting for fifty percent (50%) of Mr. Antoun’s unvested stock options and unvested stock as determined on the Termination Date; (iv) the right to exercise all vested stock options granted by the Company prior to the Change of Control for a period of up to two (2) years following the Termination Date; and (v) Company-paid health coverage for up to twelve (12) months following the Termination Date.

(d) Election of a Director:

(1) Elias Antoun was elected as a Class II Director of the Company effective as of November 29, 2004. In connection with the election of Mr. Antoun as a Director of the Company, the Company increased the size of the Board of Directors to eight (8) members.

(2) Not applicable.

(3) Mr. Antoun has not been and is not presently expected to be named as a member of any committees of the Board of Directors.

(4) Not applicable.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document

99.1	Change in Control Severance Agreement dated November 29, 2004, between Genesis Microchip, Inc. and Elias Antoun

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: December 3, 2004	By:	/S/ Michael Healy
	Name:	Michael Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Change of Control Severance Agreement dated November 29, 2004, between Genesis Microchip, Inc. and Elias Antoun